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                                                                  Exhibit 10.23


                                 FIRST AMENDED
                                     SECOND
                               DEED OF TRUST NOTE

$10,000,000.00                                         Nashville, Tennessee
                                                       December 21, 1988

         This First Amended Second Deed of Trust Note changes the interest rate payable on certain indebtedness of National Health Corporation (formerly NHESOP, Inc.) to National HealthCorp L.P., which indebtedness is reflected in a certain Second Deed of Trust Note dated January 20, 1988 and executed by NHESOP, Inc. It is the intent of the undersigned and National HealthCorp L.P. that the aforementioned Second Deed of Trust Note shall be replaced by this Second Deed of Trust Note as of the date hereof.

         FOR VALUE RECEIVED, on or before January 1, 1998, the undersigned promises to pay to the order of National HealthCorp L.P., a Delaware limited partnership, the sum of Ten Million and No/100 Dollars ($10,000,000.00), with interest from December 21, 1988 at the rate of eight and one-half percent
(8.5%) per annum. Principal shall be due and payable quarter-annually on each April 1, July 1, October 1, and January 1 during the term of this Note according to the following annualized schedule of principal payments:

    Year              Principal Payment          Year       Principal Payment
    ----              -----------------          ----       -----------------
    1988                     $0                  1993           $100,000.00
    1989                      0                  1994            200,000.00
    1990                      0                  1995            300,000.00
    1991                      0                  1996            400,000.00
    1992                      0                  1997            500,000.00

The remainder of the principal shall be due and payable in full on January 1, 1998. The amount of principal which shall be due and payable each quarter during each term year in which principal is payable shall equal one-fourth (1/4) of the principal payment for such year during the term of this Note, as stated in the above schedule, the first such payment of principal being due and payable on April 1, 1993. Interest shall be due and payable quarter-annually on the then outstanding principal balance on each April 1, July 1, October 1, and January 1 during the term of this Note, the first such payment of interest being due and payable on January 1, 1989. Interest accrued, but not paid, shall accrue additional interest at the rate of eight and one-half percent (8.5%) per annum compounded monthly.



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         Both principal and interest due on this note are payable in
Murfreesboro, Tennessee at par in lawful money of the United States of America, in the Main Office of National HealthCorp L.P.

         This Note shall be subordinate to the obligations of the undersigned under that certain Guarantee and Contingent Purchase Agreement, by and between the undersigned and Sovran Bank/Central South, of even date herewith, such subordination being more particularly stated in that certain Debt Subordination Agreement by National HealthCorp L.P., dated January 20, 1988.

         This note is secured by a second priority deeds of trust and/or second priority mortgages of even date herewith on eight (8) nursing home facilities located in South Carolina, Florida, and Tennessee, which properties are more fully described in said second priority deeds of trust and second priority mortgages.

         In the event there is a default in the payment of any part of interest or principal in accordance with the terms hereof, or upon failure of the undersigned to keep and perform all the covenants, promises, agreements, conditions and provisions of this note and the deeds of trust and mortgages hereinabove mentioned, or if any obligor hereon makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, or a petition for reorganization under the bankruptcy laws; or if a petition in bankruptcy is filed against any obligor or if a receiver or trustee is appointed for all or any part of the property and assets of any obligor or should any levy, attachment or garnishment be issued, or any lien filed against the property of any obligor and not be satisfied or released within thirty (30) days after filing; then, in any such case, the entire unpaid principal sum evidenced by this Note, together with all accrued interest, shall, at the option of any holder, without notice, become due and payable forthwith, and shall thereafter bear interest until paid at the highest rate of interest permitted to be charged under the laws in effect from time to time. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right.

         All persons, partnerships, or corporations now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives and assigns, waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this note or the enforcement hereof, and consent that the time of said payments or any part thereof may be extended by the holder hereof and assent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without in any wise modifying, altering, releasing, affecting, or limiting their respective liability.

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         The term obligor, as used in this Note, shall mean all parties and each of them, directly or indirectly obligated for the indebtedness that this Note evidences, whether as principal, maker, endorser, surety, guarantor, or otherwise.

         It is expressly understood and agreed by all parties hereto, including obligors, that if it is necessary to enforce payment of this Note through an attorney or by suit, undersigned or any obligors shall pay reasonable attorney's fees and all costs of collection.

         This obligation is made and intended as a Tennessee contract and is to be so construed.

         IN WITNESS WHEREOF, this note has been duly executed by the undersigned the day and year first above written.

                                             NATIONAL HEALTH CORPORATION,
                                             a Tennessee corporation

                                             BY:
                                                 -------------------------

                                             ITS:Senior Vice President
                                                 -------------------------


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